Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Reviva Pharmaceuticals Holdings, Inc. (the “Company”) on Form 10-K/A (Amendment No. 2 to Annual Report on Form 10-K for the fiscal year ended December 31, 2020) for the period ended December 31, 2020, as filed with the Securities and Exchange Commission (the “Report”), Laxminarayan Bhat, as Chief Executive Officer of the Company, and Narayan Prabhu, Chief Financial Officer of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 7th day of May, 2021.

/s/ Laxminarayan Bhat	/s/ Narayan Prabhu
Laxminarayan Bhat	Narayan Prabhu
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

This certification accompanies the Form 10-K/A (Amendment No. 2 to Annual Report on Form 10-K for the fiscal year ended December 31, 2020) to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K/A (Amendment No. 2 to Annual Report on Form 10-K for the fiscal year ended December 31, 2020)), irrespective of any general incorporation language contained in such filing.